Exhibit 99.1

Immersion Provides Update on Stock Repurchases

SAN JOSE, Calif., January 27, 2020 -- Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today announced that during December 2019 through January 24, 2020, it repurchased 578,915 shares of common stock for an aggregate purchase price of $4,201,905. Such purchases were made under its previously-approved repurchase program, under which approximately $29.2 million of the Company’s common stock may yet be purchased.

“As we noted last year, Immersion reached a key inflection point in the third quarter of 2019 by attaining break-even net income on a non-GAAP basis and continues to focus on further improving profitability by right-sizing operations. The share repurchases reflect continued confidence in the new strategic initiatives announced by Immersion during its Investor Day in November 2019,” stated Ramzi Haidamus, CEO.

“In line with our new strategic plan, and given the company’s strategic and operational progress, and our strong balance sheet, the board believes repurchasing shares at the right price is a prudent use of capital. This ongoing share repurchase program highlights our commitment to enhancing shareholder value,” said Sharon Holt, Chairman of the Board.

About Immersion

Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. Immersion's technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, gaming, medical and consumer electronics products. Immersion is headquartered in San Jose, California with offices worldwide. Learn more at www.immersion.com.

Forward-looking Statements

This press release contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including the statement that we continue to focus on further improving profitability by right-sizing operations.

Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business, which include, but are not limited to: unanticipated difficulties and challenges encountered in product development efforts (including with respect to Immersion’s touch feedback technology) by Immersion and its licensees; unanticipated difficulties and challenges encountered in implementation efforts by Immersion's licensees; unanticipated changes in the markets in which Immersion operates; adverse outcomes in any future intellectual property-related litigation and the costs related thereto; the effects of the current macroeconomic climate; delay in or failure to achieve adoption of or commercial demand for Immersion's products or third party products incorporating Immersion's technologies; and a delay in or failure to achieve the acceptance of touch feedback as a critical user experience. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion's most current Form 10-K, and Form 10-Q, both of which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion's beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

(IMMR - C)
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Contacts

Media Inquiries:
Immersion
Linda Quach, +1-408-350-8832
lquach@immersion.com

or

Investor Inquiries:
The Blueshirt Group
Jennifer Jarman, +1-415-217-5866
jennifer@blueshirtgroup.com